UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2016

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 579-9100

N/A

(Former names or former addresses if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 8, 2016, David D. Powell will be appointed Chief Financial Officer and Executive Vice President of Cobalt International Energy, Inc. (the “Company”). Mr. Powell will replace Shannon E. Young, III, who was terminated without cause effective July 8, 2016 and will be paid severance benefits in accordance with the terms of his severance agreement dated as of August 25, 2015. Mr. Powell has had more than 35 years of experience in the oil and gas industry. He previously served as Chief Financial Officer for BHP Billiton – Petroleum and was accountable for all finance, accounting, commercial assurance, supply chain and information technology activities from March 2009 until May 2016. Mr. Powell joined BHP Billiton from Occidental Oil and Gas Corporation where he served as Vice President Houston Finance from November 2007 to February 2009. Mr. Powell began his employment with Occidental Oil and Gas Corporation in 1981 and held progressively more senior roles in the United States, Argentina, Russia, Malaysia and Qatar until he joined Petroleum of BHP Billiton. Mr. Powell started his career in 1980 with the public accounting firm Deloitte, Haskins and Sells. Mr. Powell holds a Bachelor of Science in Accounting, graduating summa cum laude from William Jewell College, he completed the Advanced Management Program at the Harvard Business School and he holds a Certified Public Accountant certificate from the state of Missouri.

In connection with Mr. Powell’s appointment as Chief Financial Officer and Executive Vice President, Mr. Powell will be paid an annual base salary of $510,000 and will receive initial equity awards of (i) 127,500 service-vesting restricted shares of the Company’s common stock (the “Service-vesting Award”) and (ii) 127,500 performance- and service-vesting restricted share units (the “Performance-vesting Award”). The Service-vesting Award will vest in three equal installments on each of the first three anniversaries of the grant date, subject to Mr. Powell’s continued employment with the Company on each such date (the “Service Condition”). The Performance-vesting Award will vest in three equal installments on each of the first three anniversaries of the grant date only if on the applicable anniversary date, the Service Condition has been met and the Company’s performance equals at least 90% of the performance of the Russell Energy MidCap Index for the preceding year. In addition, for each year of Mr. Powell’s employment with the Company, Mr. Powell will be eligible to receive a discretionary annual bonus with a target value of 75% of his base salary and a discretionary annual incentive plan award of up to 150% of his base salary.

Effective July 8, 2016, James H. Painter, the Company’s Executive Vice President, will serve as the interim Chief Operating Officer.

Further details regarding these matters are contained in the press release issued by the Company on July 7, 2016, which is attached hereto as Exhibit 99.1 and is hereby furnished. The information contained in this press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter from Cobalt International Energy, Inc. to David D. Powell, dated July 6, 2016

99.1	Press Release dated July 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2016

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel

EXHIBIT LISTING

Exhibit No.	Description

10.1	Offer Letter from Cobalt International Energy, Inc. to David D. Powell, dated July 6, 2016

99.1	Press Release dated July 7, 2016